Exhibit 10(dd)

                             THE ALPINE GROUP, INC.

                                   TERM SHEET


Position:               Executive Vice President Reporting to CEO

Responsibilities:       As delegated by CEO; key member of Senior Management
                        team with anticipated responsibilities ranging from participation in the development and execution of Alpine's Strategic Plan; origination and execution of M&A, capital markets and other growth/divestiture or financing transactions; participating in operating reviews, involvement in Alpine Holdco Inc. and Essex
                        Electric Inc. and oversight of restructuring and related activities concerning Superior TeleCom Inc.

Compensation:          (1) Base Compensation - $250,000 P.A., less amounts paid,
                           if any, directly by Essex Electric Inc. on account of direct employment with that entity.


                       (2) Annual Bonus Compensation - Target of 60% of base,
                           with opportunity for a multiple of base compensation contingent upon performance, pursuant to annual incentive program which is based upon achievement of consolidated EPS and EBITDA return on net assets.


                       (3) Long Term Incentive - (a) 100,000 share grant (b)
                           300,000 options @ FMV (c) Three year vesting



Location:              (1) E. Rutherford, N.J (Alpine Headquarters)
                       (2) Alpine to provide full relocation support to
                           transition to HQ on a mutually acceptable basis

Commencement:           March 10, 2003

Termination:            Employer or Employee may terminate employment on 60
                        days' written notice. Unless Employee is terminated for cause, upon termination by Employer it will pay the following severance to Employee. If notice of termination is prior to September 1, 2003, three months;
                        after September 1, 2003 and prior to March 1, 2004: five months; after March 1, 2004 and prior to July 1, 2004:
                        seven months; after July 1, 2004 and prior to September
                        1, 2004: nine months; after September 1, 2004 and prior to December 31, 2004: eleven months; after January 1,
                        2005: twelve months. All unvested options and restricted shares will vest to the next succeeding anniversary date following notice of termination.

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Other:                  Board seat; fringe benefits (medical, dental, auto
                        allowance of $900 per month covering vehicle, insurance and maintenance, etc.); four weeks vacation.




The Alpine Group, Inc.


By: /s/ Steven S. Elbaum                               /s/ K. Mitchell Posner
    ------------------------------------               ----------------------
    Steven S. Elbaum                                   K. Mitchell Posner
    Chairman and Chief Executive Officer


Dated:  March 24, 2003                                 Dated:  March 24, 2003



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